                                                               Exhibit 4.4
================================================================================
                                                               Draft of 7/19/94




                                OrNda HealthCorp

                                     and

                              Summit Health Ltd.

                        as Joint and Several Obligors

                                 $100,000,000


                  _____% Senior Subordinated Notes due 2004


                             ____________________


                                  INDENTURE

                         Dated as of __________, 1994


                             ____________________




================================================================================

                             CROSS-REFERENCE TABLE



TIA Section                                                                  Indenture Section
- -----------                                                                  -----------------

Section   310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
             (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10; 11.02
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.

Section   311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.

Section   312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03

Section   313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
             (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 11.02
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06

Section   314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.08; 4.09
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.04
             (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.04
             (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.05
             (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.09

Section   315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.12

Section   316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . .     11.06
             (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
             (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.10
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07

Section   317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.02
             (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.02
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.04

TIA Section                                                                   Indenture Section
- -----------                                                                   -----------------

Section  318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.01


_______________

N.A. means Not Applicable.

NOTE:    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                              TABLE OF CONTENTS

         Section                                          Heading                                            Page

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE


         1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02.    Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.03.    Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . .  16
         1.04.    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                  ARTICLE II

                                THE SECURITIES

         2.01.    Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.02.    Execution and Authentication   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.03.    Registrar and Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.04.    Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.05.    Securityholder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.06.    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.07.    Replacement Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.08.    Outstanding Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.09.    Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.10.    Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.11.    Defaulted Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.12.    Ownership.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                  ARTICLE III

                                  REDEMPTION

         3.01.    Right of Optional Redemption; Prices   . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.02.    Notice of Redemption; Partial Redemptions  . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.03.    Payment of Securities Called for Redemption  . . . . . . . . . . . . . . . . . . . . . . .  24
         3.04.    Exclusion of Certain Securities from Eligibility for Selection for Redemption  . . . . . .  24

                                  ARTICLE IV

                                   COVENANTS

         4.01.    Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.02.    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.03.    Limitation on Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.04.    Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.05.    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries  . . . . . .  29


         Section                                     Heading                                                 Page
         4.06.    Limitations on Liens Securing Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.07.    Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.08.    Officers' Certificates as to Default and as to Compliance  . . . . . . . . . . . . . . . .  31
         4.09.    Reports to Securityholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.10.    Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.11.    Maintenance of Properties, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.12.    Limitation on Other Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                   ARTICLE V

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         5.01.    When Company May Merge, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.02.    Opinion of Counsel to Trustee; Officers' Certificate   . . . . . . . . . . . . . . . . . .  36
         5.03.    Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                  ARTICLE VI

                          REMEDIES OF THE TRUSTEE AND
                          SECURITYHOLDERS ON EVENT OF
                                    DEFAULT

         6.01.    Event of Default Defined; Acceleration of Maturity; Waiver of Default  . . . . . . . . . .  36
         6.02.    Collection of Indebtedness by Trustee; Trustee May Prove Debt  . . . . . . . . . . . . . .  39
         6.03.    Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.04.    Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.05.    Restoration of Rights and Abandonment of Proceedings   . . . . . . . . . . . . . . . . . .  43
         6.06.    Limitations on Suits by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.07.    Unconditional Right of Securityholders to Institute Certain Suits  . . . . . . . . . . . .  44
         6.08.    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default  . . . . . . . . .  44
         6.09.    Control by Securityholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.10.    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.11.    Right of Court to Require Filing of Undertaking to Pay Costs   . . . . . . . . . . . . . .  46

                                  ARTICLE VII

                                    TRUSTEE

         7.01.    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.02.    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.03.    Individual Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.04.    Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.05.    Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.06.    Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


         Section                                     Heading                                                              Page
         7.07.    Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         7.08.    Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.09.    Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.10.    Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.11.    Preferential Collection of Claims Against Issuers  . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                 ARTICLE VIII

                                  DEFEASANCE

         8.01.    Defeasance upon Deposit of Moneys or U.S. Government Obligations   . . . . . . . . . . . . . . . . . .  52
         8.02.    Survival of Issuers' Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.03.    Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.04.    Repayment to Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.05.    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                  ARTICLE IX

                          SUBORDINATION OF SECURITIES

         9.01.  Securities Subordinated to Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.02.  No Payment on Securities in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.03.  Securities Subordinated to Prior Payment of All Senior Debt on Dissolution,
                Liquidation or Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.04.  Holders of Securities to Be Subrogated to Rights of Holders of Senior Debt   . . . . . . . . . . . . . .  58
         9.05.  Obligations of the Issuers Unconditional   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.06.  Trustee and Paying Agent Entitled to Assume Payments Not Prohibited in Absence of Notice   . . . . . . .  59
         9.07.  Application by Trustee of Moneys Deposited with It   . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.08.  Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Debt  . . . .  60
         9.09.  Securityholders Authorize Trustee to Effectuate Subordination of Securities  . . . . . . . . . . . . . .  61
         9.10.  Right of Trustee and Paying Agent to Hold Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.11.  This Article Not to Prevent Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.12.  No Fiduciary Duty Created to Holders of Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.13.  Trustee's Compensation Not Prejudiced  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.14.  Representative of Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62


         Section                                     Heading                                                 Page

                                   ARTICLE X

                            SUPPLEMENTAL INDENTURES

         10.01.  Supplemental Indentures Without Consent of Securityholders . . . . . . . . . . . . . . .  62
         10.02.  Supplemental Indentures with Consent of Securityholders  . . . . . . . . . . . . . . . .  64
         10.03.  Effect of Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.04.  Documents to Be Given to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.05.  Notation on Securities in Respect of Supplemental Indenture  . . . . . . . . . . . . . .  66

                                  ARTICLE XI

                                 MISCELLANEOUS

         11.01.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         11.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         11.03.  Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . .  67
         11.04.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . .  67
         11.05.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . .  67
         11.06.  When Treasury Securities Disregarded . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.07.  Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.08.  Payments Due on Saturdays, Sundays and Holidays  . . . . . . . . . . . . . . . . . . . .  68
         11.09.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.10.  No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . .  68
         11.11.  No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.12.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.13.  Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.14.  Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                    INDENTURE, dated as of __________, 1994, among OrNda HealthCorp, a Delaware corporation (the "Company"), Summit Health Ltd., a California corporation and a wholly owned subsidiary of the Company (the "Co-Obligor" and, together with the Company, the "Issuers") and NationsBank of Tennessee, N.A., as Trustee (the "Trustee").

                    WHEREAS, the Issuers have duly authorized the creation of an issue of _____% Senior Subordinated Notes due 2004 (the "Securities") in the aggregate principal amount of $100,000,000 and to provide therefor the Issuers have duly authorized the execution and delivery of this Indenture.

                    Therefore, intending to be legally bound hereby, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the _____% Senior Subordinated Notes due 2004.


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

                    SECTION 1.01.  Definitions.

                    "Acceleration Notice" shall have the meaning specified in
Section 6.01.

                    "Acquisition Debt" means (i) Debt or Preferred Stock of any Person existing at the time such Person becomes a Subsidiary of the Company, including but not limited to Debt or Preferred Stock incurred or created in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company),
(ii) Debt incurred or created by the Company or any of its Subsidiaries in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company or (iii) Debt incurred or created by the Company or any of its Subsidiaries in connection with the acquisition of substantially all of the assets of an operating unit or business of another Person.

                    "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms

"controlling" and "controlled" have meanings correlative to the foregoing.

                    "Agent" means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

                    "Attributable Debt" in respect of a sale-leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property or asset subject to such sale-leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges. For purposes of the foregoing, a "sale-leaseback transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by a Person of any property or asset which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

                    "Board of Directors" means the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

                    "Business Day" means a day which in the City of New York or in the city in which the Corporate Trust office of the Trustee is located, is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close.

                    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and all Preferred Stock and all equity rights with respect thereto.

                    "Capitalized Lease Obligation" means the discounted present value of the rental obligations of any Person under any lease of Property which, in accordance with generally accepted accounting principles, is required to be capitalized on the balance sheet of such Person.

                    "Change of Control" means (i) the direct or indirect, sale, lease or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than (a) Joseph Littlejohn & Levy Fund, L.P., a Delaware limited partnership, and its Affiliates or (b) Charles N. Martin, Jr. and his Affiliates, (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two- thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, (iii) a Person or Group of Persons (other than (a) Joseph Littlejohn & Levy Fund, L.P., a Delaware limited partnership, and its Affiliates or (b) Charles N. Martin, Jr. and his Affiliates) shall, as a result of a merger or consolidation, a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company or the entity surviving the merger or consolidation representing 50% or more of the combined voting power of the then outstanding securities of the Company or the entity surviving the merger or consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                    "Closing Date" means the date on which the Securities are originally issued.

                    "Commission" means the Securities and Exchange Commission.

                    "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

                    "Consolidated Cash Flow" for any Person, for any period, means, without duplication, the Consolidated Net Income of such Person plus the sum of (a) Consolidated Tax

Expense, (b) Consolidated Interest Expense, (c) Consolidated Non-cash Charges,
(d) one/third of the rental expense on Attributable Debt and (e) Consolidated Pooling Expenses.

                    "Consolidated Interest Expense" of any Person means, for any period, without duplication, the sum of (a) the aggregate of the interest expense of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with generally accepted accounting principles, plus (b) net payments in respect of Interest Swap Obligations (if any such payment applies to a period in excess of one year it shall be amortized accordingly) of such Person and its Consolidated Subsidiaries.

                    "Consolidated Net Income" of any Person, for any period, means the net income (loss) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles, adjusted by excluding (a) net extraordinary gains or net extraordinary losses, as the case may be (including any gain or loss from the purchase, redemption, acquisition or other retirement of Debt) and (b) net gains or losses in respect of dispositions of assets, provided that, without duplication, (i) the net income of any Person, other than a Consolidated Subsidiary, in which the Company or any of its Consolidated Subsidiaries has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions actually paid to the Company or a Consolidated Subsidiary during such period, (ii) the net income of any Unrestricted Subsidiary shall be included for the purpose of determining net income to the extent of the amount of cash, Property, dividends or distributions actually paid by such Unrestricted Subsidiary to the Company or a Subsidiary of the Company, (iii) the tax benefits of any net operating loss carryforwards added directly to retained earnings and not otherwise included for the purpose of determining net income in accordance with generally accepted accounting principles for such period shall be included, (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (v) the net income of any Subsidiary of such Person shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to such Person.

                    "Consolidated Net Tangible Assets" of any Person, for any period means, the assets of such Person and its Subsidiaries, less intangible assets of such Person and its Subsidiaries (including, without limitation, trademarks and tradenames, goodwill, excess reorganization value, research and development expenses, and write-ups in the book value of any intangible assets), on a consolidated basis, determined in accordance with generally accepted accounting principles.

                    "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of such Person and its Consolidated Subsidiaries, on a consolidated basis, for such period, as determined in accordance with generally accepted accounting principles, provided that (i) any charges which are not included for the purpose of determining Consolidated Net Income shall be excluded from Consolidated Non-cash Charges and (ii) any charges which are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense shall be excluded from Consolidated Non-cash Charges.

                    "Consolidated Pooling Expenses" of any Person for any period means, with respect to such Person and its Consolidated Subsidiaries on a consolidated basis, the expenses for such period in connection with a pooling of interests transaction, determined in accordance with generally accepted accounting principles, but only to the extent that such expenses would have been capitalized, in accordance with generally accepted accounting principles, if such transaction had been a purchase transaction.

                    "Consolidated Subsidiary" of any Person means a Person which for financial reporting purposes is or, in accordance with generally accepted accounting principles, should be accounted for by such Person as a consolidated subsidiary.

                    "Consolidated Tax Expense" of any Person means, for any period the aggregate of the tax expense of such Person and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

                    "Co-Obligor" means Summit Health Ltd., a corporation duly organized under the laws of the State of California.

                    "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in ____________________.

                    "Credit Agreement" means (a) the Credit, Security, Guaranty and Pledge Agreement, dated as of April 19, 1994, among the Company, Summit Health, Ltd. and AHM Acquisition

Co., Inc., the Guarantors named therein, the lenders named therein, The Bank of Nova Scotia, as Administrative Agent and Managing Agent, Citicorp USA Inc., as Managing Agent, and the other financial institutions described therein (the "Scotiabank Credit Agreement"), together with all agreements, documents and instruments from time to time delivered in connection with the Scotiabank Credit Agreement, as in effect on the date hereof, and as the Scotiabank Credit Agreement and such other agreements, documents and instruments may be amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time, and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Scotiabank Credit Agreement or any other agreement deemed a Credit Agreement under clause (a) or
(b) hereof, whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as such borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Debt incurred thereunder or available to be borrowed thereunder , or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

                    "Currency Agreements" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

                    "Debt" means, as to any Person, without duplication, (a) any indebtedness of such Person, including accrued and unpaid interest, for borrowed money (including net overdrafts in any bank to the extent such overdrafts are not extinguished within three Business days of their incurrence), (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit or similar instruments, (c) all indebtedness of such Person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business that are not overdue by more than 180 days or that are being contested in good faith, if and to the extent any of the foregoing indebtedness described in clauses (a)-(c) inclusive would appear as a liability upon a balance sheet of such Person, prepared on a consolidated basis in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, (d) all Capitalized Lease Obligations of such Person, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, (f) Attributable Debt of such Person, (g) Preferred Stock issued by a Subsidiary of such Person, (h) Redeemable Stock, (i) all Debt of others guaranteed by such Person and (j) all indebtedness due to the Senior Agent or any Lender under or in respect of the Credit Agreement or otherwise due to any Lender.

                    "Designated Senior Debt" means all obligations under or in respect of the Credit Agreement and any other single issue of Debt constituting Senior Debt which at the time of determination has an aggregate principal amount of at least $40,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" of the Company.

                    "Event of Default" means any event or condition specified as such in Section 6.01 which shall have continued for the period of time, if any, therein designated.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Fixed Charges" for any period are, without duplication, the Consolidated Interest Expense, the interest component of capital leases and one-third of the rental expense on Attributable Debt (without duplication) plus the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of such Person plus (ii) cash dividends paid on any Preferred Stock of any Subsidiary of such Person, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of such Person, expressed as a decimal, but excluding (a) the amortization of debt issuance costs, (b) amortization of original issue discount (the excess of stated redemption price at maturity over the issue price) which, with respect to any Debt, may not be greater than 1/4% times the number of full years from issuance to maturity, and (c) non-cash dividends paid on any Preferred Stock of such Person. For purposes of this definition, interest on a capital lease shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such capital lease in accordance with generally accepted accounting principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

                    "Fountain Valley" means Fountain Valley Regional Hospital and Medical Center and the related health care businesses of Fountain Valley Medical Development Co. ("FVMD") to be acquired by the Company pursuant to the Stock Purchase Agreement, dated ______, 1994, between the Company and FVMD.

                    "Holder," "Securityholder" or any other similar term means the registered holder of any Security.

                    "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

                    "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

                    "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person. For the purposes of Section 4.04 hereof, (i) "Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated a Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of such Person in good faith.

                    "Lender" means any lender or other holder of Senior Debt from time to time incurred or issued under the Credit Agreement.

                    "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.

                    "Material Subsidiary" of any Person means, as of any date, any Subsidiary of such Person (a) the value of whose assets, as such assets would appear on a consolidated balance sheet of such Subsidiary and its Consolidated Subsidiaries prepared on such date in accordance with generally accepted accounting principles, is at least 10% of the value of the assets of such Person and its Consolidated Subsidiaries, determined as aforesaid, or (b) whose Consolidated Cash Flow for the most recently completed fiscal quarter immediately preceding such date was at least 10% of the Consolidated Cash Flow of such Person for such fiscal quarter.

                    "Measurement Date," when used with respect to any calculation, means the date of the transaction giving rise to the need to make such calculation.

                    "Net Worth" means, at any date, the aggregate of capital, surplus and retained earnings of the Company and its Consolidated Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles.

                    "Officers' Certificate" means a certificate signed, in the case of the Company, by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary and delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 11.05.

                    "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.05, if and to the extent required hereby.

                    "Permitted Investments" means Investments in Unrestricted Subsidiaries (A) in a cumulative aggregate amount not to exceed the sum of (1) $25,000,000 (less previous Investments in Unrestricted Subsidiaries pursuant to this clause (A)(1)) plus (2) any amounts received by the Company or any Subsidiary from any Unrestricted Subsidiary which represents a repayment of the principal portion of any loan or advance or any return of contributed capital in respect of any previous Permitted Investment and (B) through the contribution or other transfer of the Company's, or its Subsidiaries', interest in HNMC, Inc. and Horizon Health Group, Inc. or any successors thereto.

                    "Permitted Joint Venture" means all of the Company's existing joint ventures on the Closing Date or a Person which owns, operates or services a health care business or facility or manufactures or markets health care products and (i) is formed by the Company or a Subsidiary of the Company to offer an equity participation in the assets or businesses owned or to be acquired by such Person primarily to physicians or employees of the Company or any of its Subsidiaries or to any other Person involved directly or indirectly in the health care industry and (ii) of which the Company or any Subsidiary of the Company is a general partner or controls the general partner.

                    "Permitted Liens" with respect to the Company and its Subsidiaries means: (1) Liens existing on the date of this Indenture and renewals and extensions thereof; (2) Liens granted to secure obligations under or in respect of the Credit Agreement; (3) rights of banks to set off deposits against debts owed to said banks; (4) Purchase Money Obligations incurred in the normal and ordinary course of the Company's business; (5) Liens in respect of Debt incurred in connection with the sale by the Company or any Subsidiary of the Company of receivables; and (6) Liens on the Property of any entity existing at the time such Property is acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise, provided in the case of this clause (6) that such Liens (x) are not created, incurred or assumed in contemplation of such assets being acquired by the Company or any of its Subsidiaries and (y) do not extend to any other Property of the Company or any of its Subsidiaries.

                    "Permitted Payments" means, with respect to the Company or any of its Subsidiaries, (i) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock in exchange for (including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares), or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, shares of Capital Stock (other than Redeemable Stock) of the Company, (ii) any dividend or other distribution payable to the Company or any of its Subsidiaries, (iii) the repurchase or redemption by a wholly owned Subsidiary of its Capital Stock, (iv) the declaration and payment of dividends on the PIK Preferred (A) in additional shares of PIK Preferred or (B) to the extent required by the terms of the PIK Preferred as of the Closing Date, in cash or (v) any dividend on, or distribution of, the Capital Stock or Property of an Unrestricted Subsidiary.

                    "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                    "Physician Support Obligation" means any obligation or guarantee to any physician or allied health care professional pursuant to a written agreement for a period not in excess of five years incurred in connection with recruiting, redirecting or retaining such physician or allied health care professional to provide service to patients in the service area of any health care facility owned or operated by any Consolidated Subsidiary of the Company or any Permitted Joint Venture, but excluding actual compensation for services provided by such physician or allied health care professional to any health care facility owned or operated by the Company or any of its Subsidiaries or any Permitted Joint Venture.

                    "PIK Preferred" means the $.01 par value Payable in Kind Cumulative Redeemable Preferred Stock of the Company outstanding on the Closing Date or issued subsequent to the Closing Date as a Permitted Payment.

                    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

                    "principal" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

                    "Pro Forma Coverage Ratio" of any Person means the pro forma ratio of such Person's Consolidated Cash Flow to its Fixed Charges for the Reference Period immediately prior to the Measurement Date. The Pro Forma Coverage Ratio shall, as applicable, be calculated on the following basis:

                    (1) notwithstanding clause (iv) of the definition of Consolidated Net Income, if the Debt which is being created, incurred or assumed is Acquisition Debt, the Pro Forma Coverage Ratio shall be determined after giving effect to both the Fixed Charges related to the creation, incurrence or assumption of such Acquisition Debt and the Consolidated Cash Flow (x) of the Person becoming a Subsidiary of such Person or (y) in the case of an acquisition of assets which constitute substantially all of an operating unit or business, relating to the assets being acquired by such Person;

                    (2) there shall be excluded from Fixed Charges any Fixed Charges related to Debt repaid during and subsequent to the Reference Period and which is not outstanding on the Measurement Date; and

                    (3) the creation, incurrence or assumption of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Measurement Date, and the application of the proceeds therefrom, shall be assumed to have occurred on the first day of the Reference Period.

                    "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with generally accepted accounting principles.

                    "Purchase Money Obligations" means Debt of the Company or its Subsidiaries secured by Liens (i) on Property purchased, acquired, or constructed after the Closing Date and used in the ordinary course of business by the Company and its Subsidiaries and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the Property so acquired and improvements thereof.

                    "Redeemable Stock" means, with respect to any Person, any class or series of Capital Stock of such Person which is redeemable at the option of the holder (except pursuant to a change in control provision that does not (i) cause such Capital Stock to become redeemable in circumstances in which the Company would not be required to make a Change in Control Offer and
(ii) require the Company to pay the redemption price therefor prior to the Change of Control Payment Date) or is subject to mandatory redemption prior to the maturity of the Securities.

                    "Reference Period" means the four fiscal quarters ending with the most recent fiscal quarter for which financial information is available and which ended immediately preceding the Measurement Date.

                    "Responsible Officer" when used with respect to the Trustee means any officer in its Corporate Trust Office, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                    "Restricted Payments" means with respect to any Person (i) any dividend or other distribution on any shares of such Person's Capital Stock (except dividends or distributions in additional shares of Capital Stock other than Redeemable stock), (ii) any payment on account of the purchase, redemption or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock, or (iii) any Investment in an Unrestricted Subsidiary which is not a Permitted Investment; provided that distributions to joint venture participants or repurchases of interests in Permitted Joint Ventures (other than distributions or repurchases of joint venture interests of Affiliates of the Company and its Subsidiaries) shall not constitute Restricted Payments; provided, further, that an individual shall not be deemed to be an Affiliate of the Company or any Subsidiary solely because such individual is employed by the Company or any Subsidiary.

                    "Security" or "Securities" means any of the Senior Subordinated Notes due 2004 authenticated and delivered under this Indenture.

                    "Senior Agent" means, collectively, The Bank of Nova Scotia and Citibank USA, Inc., any successor to The Bank of Nova Scotia and Citibank USA Inc., respectively, under the Scotiabank Credit Agreement and any other agent, trustee or representative of the holders of Debt under or in respect of the Credit Agreement serving in such capacity from time to time and, if there is no such agent, trustee or representative, "Senior Agent" shall mean, collectively, the holders from time to time of Debt incurred under or in respect of the Credit Agreement.

                    "Senior Debt" means (i) all obligations of the Company and its Subsidiaries, now or hereafter existing under or in respect of the Credit Agreement, whether for principal, interest (including without limitation, interest accruing after filing of a bankruptcy petition initiating bankruptcy proceedings of the Company or any of its Subsidiaries at the rates prescribed in the Credit Agreement, whether or not interest is an allowed claim enforceable against the debtor), reimbursement of amounts drawn under letters of credit issued or arranged for pursuant thereto, guaranties in respect thereof, and all charges, fees, expenses (including reasonable fees and expenses of counsel) and other amounts incurred by or owing to the Senior Agent and the Lenders under or in respect of the Credit Agreement, and all other obligations of the Company and its Subsidiaries incurred under or in respect of the Credit Agreement including, without limitation, in respect of premiums, indemnities or otherwise, and all indebtedness under the Credit Agreement which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law; (ii) the principal of, premium if any, and interest on indebtedness for money borrowed by the Company or the Co- Obligor, as applicable (other than the Securities), whether outstanding on the date of this Indenture or hereafter created or incurred, unless such indebtedness, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with the Securities; (iii) any obligations of the Company or the Co-Obligor, as applicable, in respect of capital leases of the Company or the Co-Obligor, as applicable, whether outstanding on the date of this Indenture or hereafter created or incurred; (iv) any obligations of the Company or the Co-Obligor, as applicable, in respect of (x) any indebtedness for money borrowed by another Person or (y) any capital leases of any other Person, in either case which is guaranteed in whole or in part directly or indirectly by the Company or the Co-Obligor, as applicable, (whether such guarantee is outstanding on the date of this Indenture or hereafter created or incurred); (v) the principal of, premium if any, and interest on any indebtedness constituting Purchase Money Obligations for the payment of which the Company or the Co-Obligor, as applicable, is directly or contingently liable (whether such Purchase Money Obligations are outstanding on the date of this Indenture or hereafter created or incurred); (vi) any obligation of the Company or the Co-Obligor, as applicable, to compensate, reimburse or indemnify an issuer with respect to any letter of credit issued at the request of or for the account of the Company or the Co-Obligor, as applicable; (vii) any obligation of the Company or the Co-Obligor, as applicable, under any Interest Swap Obligations or Currency Agreements; (viii) any obligation of the Company or the Co-Obligor, as applicable, to any Person in respect of surety or similar bonds issued by such Person; (ix) all charges, fees, expenses (including reasonable fees and expenses of counsel) and other amounts incurred by or owing to the holders of indebtedness referred to in clauses (ii)-(viii) above in connection with such indebtedness; and (x) all interest payable during the pendency of a proceeding under Title 11, United States Code on indebtedness referred to in clauses (ii)-(viii) above incurred prior to the commencement of such proceeding; provided that the term "Senior Debt" shall not include any indebtedness of the Company or the Co-Obligor, as applicable, to an Affiliate of the Company or the Co-Obligor, as applicable, except to the extent any such indebtedness is pledged to the Senior Agent as security for Senior Debt incurred under or in respect of the Credit Agreement.

                    "Senior Representative" means any agent, trustee or other representative of the holders of any Senior Debt other than Senior Debt incurred under or in respect of the

Credit Agreement and, if there is no such agent, trustee or other representative with respect to any such Senior Debt, "Senior Representative" shall mean, collectively, the holders of at least a majority in dollar amount of any such Senior Debt.

                    "Stock Appreciation Rights" means a payment of cash in lieu of shares of Common Stock by the Company to an employee of the Company in accordance with a stock option plan approved by the Board of Directors.

                    "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of this Indenture.

                    "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in force at the date of this Indenture.

                    "Trust Officer" means any vice president, assistant vice president or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                    "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Seven, shall also include any successor trustee.

                    "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate each Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary not more than one time during any 24 month period, provided that a Subsidiary which owns any Capital Stock of, or owns, or holds any Lien on, any Property of, any other Subsidiary of the Company which is not a Subsidiary of such Subsidiary may not be so designated; provided, further, that immediately after giving effect to such designation, no default or Event of Default shall have occurred and be continuing. The Board of Directors may designate each Unrestricted Subsidiary to be a Subsidiary not more than one time during any 24 month period; provided that immediately after giving effect to such designation, no default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions; provided that no Subsidiary of the Company shall be (and, if such Subsidiary is an Unrestricted Subsidiary, it shall immediately cease to be) an Unrestricted Subsidiary if, at any time, the Company or any other Subsidiary of the Company shall create, incur, issue, assume, guarantee or in any other manner whatsoever be or become liable with respect to any claim against or any contractual obligation or indebtedness of, such Subsidiary.

                    "U.S. Government Obligations" means securities which are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                    SECTION 1.02.  Other Definitions.

     Term                                                 Defined in Section
     ----                                                 ------------------

     "Change of Control Date"                                   4.11
     "Change of Control Offer"                                  4.11
     "Change of Control Payment Date"                           4.11
     "Discharge"                                                8.01
     "Paying Agent"                                             2.03
     "Registrar"                                                2.03
     "Scotiabank Credit Agreement"                              1.01


                    SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                    "Commission" means the SEC.

                    "indenture securities" means the Securities.

                    "indenture security holder" means a Securityholder.

                    "indenture to be qualified" means this indenture.

                    "indenture trustee" or "institutional trustee" means the
             Trustee.

                    "obligor" on the indenture securities means each of the
             Issuers.

                    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

                    SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles on the date hereof;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular;

                    (5) provisions apply to successive events and transactions; and

                    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                                THE SECURITIES

                    SECTION 2.01. Form and Dating. The Senior Subordinated Notes and the Trustee's certificate of authentication for such Series shall be substantially in the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                    The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.

                    SECTION 2.02. Execution and Authentication. Two Officers of the Issuers shall execute the Securities by manual or facsimile signature. The seal of the Issuers shall be reproduced on the Securities.

                    If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                    A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                    The Trustee shall authenticate Senior Subordinated Notes for original issue in the aggregate principal amount of up to $100,000,000 upon a written order of the Issuers signed by two officers or by an Officer and an Assistant Treasurer of each of the Issuers. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed $100,000,000 except as provided in Sections 2.07 and 2.08.

                    The initial written authentication order delivered by the Issuers to the Trustee shall specify the amount of Senior Subordinated Notes to be issued on the Closing Date.

                    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. The Company shall pay all fees payable to the authenticating agent. Any authenticating agent appointed hereunder shall be entitled to the benefits of Section 7.07. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                    The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                    SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                    The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                    The Company initially appoints the Trustee as Registrar and Paying Agent. The Trustee shall have the right to designate one of its Affiliates as Registrar and Paying Agent.

                    SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing to hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities, and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money of the Issuers held by it to the Trustee. If an Issuer or its Affiliates acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

                    SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practi-cable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 days before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

                    SECTION 2.06. Transfer and Exchange. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if duly endorsed or accompanied by a proper instrument or instruments of assignment and transfer thereof. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any such transfer taxes or similar governmental charges payable upon exchanges pursuant to Section 2.09, 3.02 or 10.05). The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption other than that portion not called for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                    SECTION 2.07. Replacement Securities. In case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuers shall execute, and upon the written request of an officer of the Issuers the Trustee shall authenticate a replacement Security of like date, maturity, denomination and interest rate as such mutilated, lost, stolen or destroyed Security if its requirements as well as requirements of applicable law are met. In every case the applicant for a substitute security shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity (which may be in the form of a bond) as may be required by them to indemnify and defend and to save each of them harmless, and in every such case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and the ownership thereof. The Company and the Trustee may charge for their expenses in replacing a Security mutilated, lost, stolen or destroyed. Every replacement Security is an additional obligation of the Issuers.

                    SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, Securities for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee, provided that if Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or provision satisfactory to the Trustee shall have been made for giving such notice, and those described in this Section as not outstanding. A Security does not cease to be outstanding because an Issuer or one of its Affiliates holds the Security.

                    If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuers.

                    If the Paying Agent (other than the Company or any Subsidiary) holds on a redemption date or maturity date money sufficient to pay principal of and accrued interest on Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

                    SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for the temporary Securities.

                    SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Issuers may not issue new Securities to replace Securities which the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation.

                    SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, subject to the provisions of Article Nine hereof, they shall pay the defaulted interest, plus to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix such special record date and payment date, provided that there shall be at least five days between the special record date and payment date unless the Issuers and the Trustee shall agree otherwise. At least 15 days before such special record date, the Issuers shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuers may pay defaulted interest in any other lawful manner.

                    SECTION 2.12. Ownership. The Trustee, the Issuers and the Registrar and Paying Agent shall deem and regard the person in whose name any Security shall be registered on the registration books as the owner thereof for all purposes, and payment of or on account of the principal of any such Security and the interest thereon shall be made only to or upon the order of the registered owner thereof or his legal representative.

                    All payments made to the persons designated by this Section
2.12 to be the owner of any Security shall be valid and effective to satisfy and discharge the liability of the Issuers and the Trustee upon such Security, including the interest thereon, to the extent of the sum or sums so paid.

                                 ARTICLE III

                                  REDEMPTION

                    SECTION 3.01. Right of Optional Redemption; Prices. The Securities may not be redeemed prior to __________, 1999. On and after __________, 1999, the Company at its option may redeem all, or from time to time any part of, the Securities upon payment of the redemption price as set forth in the Securities, together with accrued and unpaid interest to the date fixed for redemption.

                    SECTION 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities to be redeemed pursuant
Section 3.01 as a whole or (subject to Section 3.01) in part shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                    The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                    The notice of redemption of Securities to be redeemed at the option of the Company or pursuant to Section 4.11 shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Company shall notify the Trustee of such redemption at least 15 days (or five days in the case of any notice of redemption pursuant to Section 4.11) prior to the date the notice of redemption is to be sent to the Holders and shall specify in such notice whether the Trustee is to give such notice.

                    On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company is acting as Paying Agent, the Company will set aside, segregate and hold in trust) an amount of money sufficient to redeem in immediately available funds on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

                    If less than all the Securities are to be redeemed, the Trustee shall select, by lot or pro rata, or as otherwise directed by the Company in a manner which is appropriate and fair, the Securities or portions thereof to be redeemed. Securities may be redeemed in part in multiples of $1,000 principal amount only. The Trustee shall promptly notify the Company in writing of the

Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                    SECTION 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that if the date fixed for redemption is after a record date for the payment of interest on the Securities and on or before the corresponding semiannual interest payment date, such accrued interest shall be payable to the Holders of such Securities registered as such on the relevant record date.

                    If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Securities then in effect.

                    Upon presentation of any Security redeemed in part only, the Issuers shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

                    SECTION 3.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.


                                   ARTICLE IV

                                   COVENANTS

                    SECTION 4.01. Payment of Securities. The Company or the Co-Obligor shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the due date if the Trustee or Paying Agent (other than the Company, the Co-Obligor, any Subsidiary of the Company or the Co-Obligor, or any Affiliate of any thereof) holds on that date money, in immediately available funds, deposited for and sufficient to pay the installment.

                    The Company or the Co-Obligor shall pay interest on overdue principal at the rate borne by the Securities and they shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

                    The obligations of each of the Company and the Co-Obligor under this Section shall be joint and several.

                    SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where Securities nay be surrendered for registration of transfer or exchange or tendered for payment and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in
Section 11.02.

                    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                    The Company hereby initially designates the Corporate Trust Office of the Trustee or its designated Affiliate located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

                    SECTION 4.03. Limitation on Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for, any Debt, except:

                    (a)  Debt evidenced by the Securities;

                    (b) Debt under the Scotiabank Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $700,000,000;

                    (c) Debt of the Company to any Consolidated Subsidiary or of any Consolidated Subsidiary to the Company or to any other Consolidated Subsidiary;

                    (d) Debt of the Company and its Subsidiaries outstanding on the Closing Date;

                    (e) Debt evidenced by letters of credit which are issued in the ordinary course of business of the Company and its Subsidiaries;

                    (f) Debt incurred to purchase or to finance the purchase of any Person's ownership interest in a Permitted Joint venture in accordance with the terms of the agreement creating such interest or on terms no more favorable to such Person than that provided for by such agreement on the Closing Date;

                    (g) Debt in respect of performance bonds provided by the Company in the ordinary course of business;

                    (h) Purchase Money Obligations incurred in the ordinary course of business;

                    (i) Debt representing additional shares of PIK Preferred payable as dividends on such PIK Preferred;

                    (j)  Physician Support Obligations;

                    (k) Capitalized Lease Obligations and Attributable Debt (without duplication) in an aggregate amount outstanding at any time not to exceed 10% of the Company's Consolidated Net Tangible Assets;

                    (l) Debt assumed in connection with the acquisition of Fountain Valley in an aggregate principal amount not exceeding $20,000,000;

                    (m) Any extension, renewal or replacement of any of clauses (a), (b), (d) or (f) above (without (i) increasing the principal amount of any Debt then outstanding (unless such Debt is issued at a discount in which case the issuance price of such discount Debt shall not exceed the principal amount of Debt being so refinanced) plus the amount of any premium required to be paid under the terms of the instrument governing such Debt being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transactions and, in each case, actually paid, (ii) altering the issuer or obligor (except that the Company may incur Debt to replace Debt of a Subsidiary), (iii) shortening the maturity of subordinated debt or (iv) issuing Debt that is senior in right of payment to the Debt being extended, renewed or replaced; and

                    (n) Debt, other than Debt permitted under clauses (a) through (l), provided that the aggregate principal amount (or liquidation preference) of such Debt may not exceed $125,000,000 at any time outstanding, which Debt may be incurred under the Credit Agreement.

                    Notwithstanding the foregoing, the Company and its Consolidated Subsidiaries may create, incur or assume Debt (including Acquisition Debt) if, at the time such Debt is so created, incurred or assumed and after giving effect thereto and the application of the proceeds thereof, and after giving pro forma effect to any acquisition or disposition by the Company or any Subsidiary of (i) a hospital or (ii) any assets with a value in excess of $10,000,000, whether by merger, stock purchase or sale, or asset purchase or sale, as if such acquisition or disposition occurred on the first day of the Reference Period, the Company's Pro Forma Coverage Ratio shall not be less than 2.0 to 1.0 for the period beginning on the date of the Indenture through August 31, 1995 and 2.25 to 1.0 thereafter; provided that, if the Company and its Consolidated Subsidiaries are unable to incur or assume Acquisition Debt pursuant to the foregoing clause, the Company and its Consolidated Subsidiaries may nonetheless create, incur or assume Acquisition Debt so long as, after giving effect thereto and the application of the proceeds thereof, and after giving pro forma effect to any acquisition or disposition by the Company or any Subsidiary of (i) a hospital or (ii) any assets with a value in excess of $10,000,000, whether by merger, stock purchase or sale, or asset purchase or sale, as if such acquisition or disposition occurred on the first day of the Reference Period, the Company's Pro Forma Coverage Ratio (i) is not less than
2.0 to 1.0 and (ii) is not less than the ratio of the Company's Consolidated Cash Flow to Fixed Charges (applying the provisions of (2) and (3) of the definition of Pro Forma Coverage Ratio) for the period with respect to which the Pro Forma Coverage Ratio was calculated.

                    For purposes of this Section 4.03, any waiver, extension or continuation under the Credit Agreement of any or all mandatory prepayments or installment payments or maturity date of any of the Debt referred to in clause
(b) above shall not be or be deemed to be the creation, incurrence or assumption of Debt by the Company.

                    SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, if, after giving effect thereto:

                    (a) an Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing,

                    (b) the Company could not incur an additional $1.00 of Debt (other than permitted or Acquisition Debt) in accordance with
         Section 4.03; or

                    (c) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries (the amount expended or distributed for such purposes, if other than in cash, to be determined in good faith by the Board of Directors) from and after the Closing Date shall exceed the sum of:

                         (i) the aggregate of 50% of the Consolidated Net Income of the Company (determined by excluding any amounts included in such Consolidated Net Income which were received by the Company or a Subsidiary from an Unrestricted Subsidiary) accrued for the period (taken as one accounting period) commencing with the first full month after the Closing Date to and including the first full month ended immediately prior to the date of such calculation (or, in the event Consolidated Net Income is a deficit, then minus 100% of such deficit),

                         (ii) the aggregate net proceeds to the Company,
                    including the fair market value of Property other than cash (as determined in good faith by the Board of Directors), received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of its Capital Stock (other than Redeemable Stock) from and after the date of this Indenture, and options, warrants and rights to purchase its Capital Stock other than Redeemable Stock, and

                          (iii) the aggregate amount received by the Company or a Subsidiary of the Company from its Unrestricted Subsidiaries (excluding all amounts received by the Company or any Subsidiary from all such Unrestricted Subsidiaries which represent a repayment of the principal portion of any loan or advance or any return of contributed capital in respect of any previous advance).

                    The foregoing clauses (a), (b) and (c) will not prevent Permitted Payments and the foregoing clauses (b) and (c) will not prevent (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) amounts payable by the Company to its employees pursuant to the Stock Appreciation Rights, and (iii) the repurchase or redemption of shares of Capital Stock from any officer, director or employee of the Company or its Subsidiaries whose employment has been terminated, or who has died or become disabled in an aggregate amount not to exceed $7,500,000 per annum.

                    SECTION 4.05. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (A) pay dividends or make any other distributions on its Capital Stock to the Company or any Subsidiary; (B) make payments in respect of any Debt owed to the Company or any Subsidiary; or (C) make loans or advances to the Company or any of the Company's Subsidiaries; provided, however, that the following restrictions shall not be prohibited pursuant to this Section 4.05: (i) those contained in the Credit Agreement; (ii) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary of the Company; (iii) restrictions contained in security agreements permitted by this Indenture securing Debt permitted by this Indenture to the extent such restrictions restrict the transfer of Property subject to such security agreements; (iv) any encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the leases; (v) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture; (vi) any encumbrance or restriction relating to a Permitted Joint Venture; or (vii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the capital stock or assets of such Subsidiary.

                    SECTION 4.06.  Limitations on Liens Securing Debt.  (a)
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the Property of the Company or any such Subsidiary whether now owned or hereafter acquired, or on any income or profits therefrom, to secure any Debt which is pari passu with or subordinate in right of payment to the Securities unless, contemporaneously therewith or prior thereto, effective provision shall be made whereby the Securities are secured equally and ratably with such other Debt; provided that the restrictions in this Section 4.06 shall not prohibit Permitted Liens and it is expressly understood the creation, incurrence, assumption or existence of any Permitted Lien shall not give rise to any rights of the Holders pursuant to this Section 4.06.

                    (b) If at any time the Company or any of its Subsidiaries shall incur any Lien requiring that the Securities be equally and ratably secured pursuant to the covenant in subsection (a) of this Section 4.06, the Company shall promptly deliver to the Trustee an Officers' Certificate, stating that such covenant has been complied with, and an Opinion of Counsel, stating that in such counsel's opinion such covenant has been complied with and that any instruments executed by the Company or any Subsidiary in their performance of such covenant complied with the requirements thereof.

                    SECTION 4.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transactions with Affiliates of the Company unless (i) such transactions are between or among the Company and its Subsidiaries or Unrestricted Subsidiaries,
(ii) such transactions are in the ordinary course of business and consistent with past practice or (iii) the terms of such transactions are fair and reasonable to the Company or such Subsidiary or Unrestricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary or Unrestricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to the date of this Indenture with an Affiliate of the Company which involves in excess of $5,000,000 and is not permitted under clause (i) or (ii) of the preceding sentence, the majority of the disinterested members of the Board of Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (iii) of the preceding sentence; provided, further, that if such transaction or series of transactions involves in excess of $10,000,000 and is not permitted under clause (i) or (ii) of the preceding sentence, the Company shall also deliver to the Trustee a written opinion of a nationally recognized investment banking firm to the effect that such business or transaction is fair to the Company from a financial point of view. Notwithstanding the foregoing, such provisions do not prohibit (i) the making of Physician Support Obligations, (ii) transactions with Permitted Joint Ventures or (iii) the payment of regular fees to directors of the Company who are not employees of the Company.

                    SECTION 4.08. Officers' Certificates as to Default and as to Compliance. The Company will, so long as any of the Securities are outstanding, deliver to the Trustee within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending August 31, 1994, an Officers' Certificate to the effect that:

                    (1) a review of the activities of the Company and its Subsidiaries during such year and of performance under this Indenture has been made under such officers' supervision, and

                    (2) to the best of such officers' knowledge, based on such review, the Issuers have fulfilled all their obligations under this Indenture throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to them and the nature and status thereof.

                    SECTION 4.09. Reports to Securityholders. (a) Within 15 days after the Company files with the SEC copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act the Company shall file the same with the Trustee. If the Company is not required to file reports or other documents with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee reports or other documents containing information substantially equivalent to that which the Company would have been required to file with the SEC had it been subject to such filing requirements within the same 15 days after the last date on which it would have been required to make such filing with the SEC. The Company also shall comply with the other provisions of TIA Section 314(a).

                    (b) The Company will mail or cause to be mailed to each Holder of Securities, at its registered address, annual audited financial statements of the Company and its Consolidated Subsidiaries and quarterly financial statements of the Company and its Consolidated Subsidiaries which, to the extent that the Company may be required to file annual and quarterly reports with the SEC under the Exchange Act, may be copies of such reports. If the Company is not, or ceases to be, subject to the requirements of Section 13 or 15(d) of the Exchange Act, it shall mail or cause to be mailed, copies of the reports filed with the Trustee pursuant to the second sentence on Section 4.10(a) (in lieu of comparable reports pursuant to the Exchange Act) to each holder of record at the end of the fiscal period involved.

                    SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder of a Security shall have the right to require the repurchase of all or part of such Securityholder's Securities pursuant to the offer described in Section 4.10(b) (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Prior to the mailing of the notice to Securityholders provided for below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full in cash any Designated Senior Debt which by its terms would require such repayment or to offer to repay in full in cash all such Debt and to repay the Debt of each Person who has accepted such offer or (ii) obtain the requisite consents under such Designated Senior Debt to permit the repurchase of the Securities as provided for in Section 4.10(b).
The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this covenant.

                    (b) Within 30 days following any Change of Control, the Company shall mail or at the Company's request the Trustee shall mail a notice to each Securityholder stating:

                    (i) that the Change of Control Offer is being made pursuant to Section 4.10 and that all Securities tendered will be accepted for payment;

                    (ii) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                    (iii) that any Security not tendered will continue to accrue interest;

                    (iv) that any Security accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                    (v) that Securityholders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Trustee at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

                    (vi) that Securityholders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the third Business Day (or such shorter period as may be required by applicable law) preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of Securities the Securityholder delivered for purchase and a statement that such Securityholder is withdrawing his election to have such Securities purchased; and

                    (vii) that Securityholders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered. In the event a Change of Control occurs and the Holders of Securities exercise their right to require the Company to repurchase Securities, and assuring that such a repurchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at the time it is required, the Company will comply with the requirements of Rule 14e-1 as then in effect and any other applicable securities law or regulations with respect to such repurchase.

                    On the Change of Control Payment Date, subject to the provisions of Article Nine hereof, the Company will (i) accept for payment the Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all the Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee, Securities so accepted together with an Officers' Certificate describing the Securities or portions thereof tendered to the Company. The Trustee shall promptly mail to each Holder of the Securities so accepted payment in an amount equal to the purchase price of such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security in the principal amount equal to any unpurchased portion of the Securities surrendered by such Securityholder. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                    SECTION 4.11. Maintenance of Properties, etc. The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties and assets in normal working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, ordinary wear and tear excepted, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; provided, however, that nothing in this Section 4.11 shall prevent the Company or one of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business.

                    The Company shall, and shall cause each of its Subsidiaries to, maintain with insurers which the Company believes in good faith to be financially sound and reputable such insurance as may be required by law and such other insurance (or self insurance), to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

                    The Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Indenture and except in such cases where the Company determines in good faith that failure to do so would not have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

                    The Company shall, and shall cause each of its Subsidiaries to, in good faith attempt to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets, financial condition or results of operation of the Company and its Subsidiaries taken as a whole.

                    The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies which if not paid would have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, except as contested in good faith by appropriate proceedings.

                    SECTION 4.12. Limitation on Other Subordinated Debt. The Company will not incur any Debt that is by its terms subordinate in right of payment to any Senior Debt and senior in right of payment to the Securities.


                                   ARTICLE V

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                    SECTION 5.01. When Company May Merge, etc. The Company shall not consolidate with, or merge with or into, or sell, lease or convey all or substantially all of its assets to, another Person unless

                    (i) (x) the Company is the continuing corporation in the case of a merger or (y) the resulting, surviving or transferee Person (the "Surviving Entity") shall be a corporation or partnership organized under the laws of the United States, one of the States thereof or the District of Columbia and shall expressly assume by supplemental indenture (satisfactory in form to the Trustee) all the obligations of the Company under the Securities and this Indenture;

                    (ii) immediately after giving effect to such transaction, no Event of Default or event or condition which through the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing;

                    (iii) the Net Worth of the Company or the Surviving
         Entity, as the case may be, on a pro forma basis after giving effect to such consolidation, merger or sale, lease or conveyance of assets is at least as great as the Net Worth of the Company immediately prior to the date of such transaction; and

                    (iv) immediately after giving effect to such transaction, the Company or the Surviving Entity, as the case may be, would be able to incur $1 of additional Debt under
         Section 4.03 (other than pursuant to Section 4.03(a) through (n).

                    Notwithstanding the foregoing, clauses (iii) and (iv) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by a resolution thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the restrictions of this Section 5.01.

                    SECTION 5.02. Opinion of Counsel to Trustee; Officers' Certificate. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall receive an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the applicable provisions of this Indenture and that all conditions precedent herein provided relating to such transaction have been complied with.

                    SECTION 5.03. Successor Corporation Substituted. Upon any consolidation, merger, sale, lease or conveyance in accordance with Sections
5.01 and 5.02, the successor corporation or partnership formed by such consolidation or into which the Company is merged or the Person to which any such transfer is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, all without any further act or deed on the part of such successor being required.


                                   ARTICLE VI

                          REMEDIES OF THE TRUSTEE AND
                      SECURITYHOLDERS ON EVENT OF DEFAULT

                    SECTION 6.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                    (a) default in the payment of any installment of interest upon any of the Securities as and when the same becomes due and payable, and continuance of such default for a period of 30 days; or

                    (b) default in the payment of all or any part of the principal on any of the Securities as and when the sane shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                    (c) failure on the part of the Company to observe, perform or comply with any of the covenants or agreements contained in the Securities or in this Indenture and the continuance of such failure for a period of 60 days after written notice specifying such failure stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee or to the Company and the Trustee by Holders of at least 40% in aggregate principal amount of the Securities at the time outstanding; or

                    (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of an Issuer or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of an Issuer or any of its Material Subsidiaries or for any substantial part of the property of an Issuer or any of its Material Subsidiaries or ordering the winding up or liquidation of the affairs of an Issuer or any of its Material Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                    (e) an Issuer or any of its Material Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of an Issuer or any of its Material Subsidiaries or for any substantial part of the property of an Issuer or any of its Material Subsidiaries, or an Issuer or any of its Material Subsidiaries shall make any general assignment for the benefit of creditors; or

                    (f) any acceleration of the maturity of Debt of the Company or any of its Material Subsidiaries for a failure to pay any such Debt at its stated maturity, or (upon demand for payment) under any guarantee of payment by the Company or any of its Subsidiaries of any Debt, whether such Debt or guarantee existed at the Closing Date or as thereafter created, aggregating at least $25,000,000 provided that such acceleration or failure to pay is not cured or waived within 10 days after such acceleration or failure to pay; or

                    (g) final judgments not covered by insurance (which coverage shall be in full force and effect) or the payment of money which in the aggregate at any one time exceed $10,000,000 shall be rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stopped by appeal or otherwise) of 60 days after such judgments become final and nonappealable;

then, and in each and every such case (other than an Event of Default described in clause (d) or (e) of the preceding paragraph relating to an Issuer), unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by the Securityholders) (the "Acceleration Notice") may declare the principal of all Securities and the interest accrued thereon to be due and payable (i) immediately if no Designated Senior Debt is outstanding or (ii) if any Designated Senior Debt is outstanding, upon the earlier of (x) 10 days after such Acceleration Notice is received by the Senior Agent and each Senior Representative with respect to Designated Senior Debt at their last address specified pursuant to Section
11.02 or (y) the acceleration of such Designated Senior Debt, and upon any such declaration the same shall become due and payable on the date specified in the foregoing clause (i) or (ii), as applicable; provided, that (i) prior to the expiration of such period, such acceleration shall be automatically rescinded and annulled without further action required on the part of the Holders in the event that any default specified in the Acceleration Notice under the Securities shall have been cured, waived or otherwise remedied and (ii) at any time before the entry of a judgment or decree for the payment of moneys due under the Indenture, the Holders of a majority in aggregate principal amount of the Securities may waive all defaults except (a) a default in the payment of principal or interest on the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder of the Security affected. If an Event of Default specified in clause (d) or (e) above relating to an Issuer occurs, the principal of and accrued interest on all outstanding Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

                    The provisions of this Section 6.01, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company or the Co-Obligor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate borne by the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case, Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

                    The Company shall promptly upon receipt of an Acceleration Notice provide written notice to the Senior Agent and any Senior Representative of the receipt of such Acceleration Notice. Failure to deliver such notice shall not affect the validity of the notice delivered by the Holders in accordance with the provisions referred to above.

                    SECTION 6.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuers covenant that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise -- then upon demand by the Trustee, the Company or the Co-Obligor will pay to the Trustee for the benefit of the Holders of the Securities, subject to the provisions of Article Nine hereof, the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate borne by the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

                    Until such demand is made by the Trustee, the Company or the Co-Obligor may pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

                    In case the Issuers shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuers or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuers or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

                    In case there shall be pending proceedings relative to the Issuers or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuers or the property of the Issuers or such other obliger, or in case of any other judicial proceedings relative to the Issuers or other obligor upon the Securities, or to the creditors or property of the Issuers or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                    (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuers or other obligor upon the Securities, or to the creditors or property of the Issuers or such other obligor;

                    (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

                    (c) subject to the provisions of Article Nine, to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                    All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

                    In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

                    SECTION 6.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article shall, subject to the provisions of Article Nine hereof, be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

                    FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

                    SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the interest rate borne by the Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                    THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the interest rate born by the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

                    FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

                    SECTION 6.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee shall proceed, unless otherwise directed by the Holders of a majority in aggregate principal amount of the Securities then outstanding, to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either in law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                    SECTION 6.05. Restoration of Rights and Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuers and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuers, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

                    SECTION 6.06. Limitations on Suits by Securityholders. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein and thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                    SECTION 6.07. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

                    SECTION 6.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and subject to Section 6.06, every power and remedy given by this Indenture or by laws to the Trustee or to the Securityholders nay be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

                    SECTION 6.09. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided, further, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

                    Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

                    SECTION 6.10. Waiver of Past Defaults Prior to the declaration of the acceleration of maturity of the Securities as provided in
Section 6.01, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of all Holders waive any past default or Event of Default hereunder and its consequences, except a default (a) in the payment of principal of or interest on any of the Securities or (b) in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuers, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                    Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                    SECTION 6.11. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.


                                 ARTICLE VII

                                   TRUSTEE

                    SECTION 7.01. Duties of Trustee. (a) The Trustee, except during the continuance of any Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.
If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                    (b)  Except during the continuance of an Event of Default:

                    (1) The Trustee shall not be liable except for the performance of those duties as are specifically set forth in this Indenture and no others.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effects of paragraph (b) of this Section 7.01.

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.09.

                    (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

                    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:

                    (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                    (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the written request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                    (g) The Trustee shall not be bound to make any investigation into, the facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                    SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                    SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or any statements in the registration statement pursuant to which the Securities were issued; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

                    SECTION 7.05. Notice of Defaults. If a default (the term "default" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default) or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, the Senior Agent and any Senior Representative notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Securityholders.

                    SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each _________ beginning with ________, 1994, the Trustee shall mail to (i) each Securityholder, (ii) such other holders of Securities as have within the two years preceding such mailing filed their names with the Trustee for that purpose or whose names and addresses have been supplied to or received by the Trustee pursuant to TIA Section 312, and (iii) the Issuer a brief report dated as of such _______ that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                    A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                    The Company shall notify the Trustee if the Securities become listed on any stock exchange.

                    SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements and expenses incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

                    The Company shall indemnify the Trustee for, and hold it harmless against any loss, liability or expense incurred by it in connection with the administration of this Indenture and its duties hereunder, including the reasonable expenses of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its written consent; provided, however, that consent of the Company shall not be required if the Company shall have instituted proceedings to be adjudicated a bankrupt or insolvent, or is otherwise subject to proceedings under Title 11 of the U.S. Bankruptcy Code, or has consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or has made an assignment for the benefit of its creditors, or has admitted in writing to its inability to pay its debts generally as they become due, or has taken corporate action in furtherance of any such action. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

                    To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee in its capacity as Trustee except money or property held in trust to pay principal of or interest on particular Securities. Such lien shall survive satisfaction and discharge of the Indenture.

                    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.06 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                    SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08. The Trustee may at any time resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company' consent. The Company may remove the Trustee if:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2)  the Trustee is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4)  the Trustee becomes incapable of acting.

                    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the Company or the Holders of at least 10% of the principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                    Any removal of the Trustee and any appointment of a successor Trustee pursuant to any of the provisions of this Section 7.08 shall become effective upon acceptance of appointment by the successor Trustee as provided by this Section 7.08.

                    A successor Trustee appointed as provided in this Section
7.08 shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company, and thereupon the removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance shall become vested with all the rights, powers and duties of its predecessor hereunder. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the senior claim provided in Section 7.07, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                    SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                    SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA
Section 310(a)(1) and (2). The Trustee together with its Affiliate shall have at all times a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

                    SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a); provided, however, that the operation of TIA Section 311(a) shall not apply to any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                 ARTICLE VIII

                                  DEFEASANCE

                    SECTION 8.01. Defeasance upon Deposit of Moneys or U.S. Government Obligations. This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.04 hereof shall survive) when all outstanding Securities theretofore authenticated and issued (other than Securities which have been destroyed, lost or stolen and which have been replaced as provided in
Section 2.07 hereof) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable hereunder.

                    Notwithstanding the first paragraph of this Section 8.01, at the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03 through 4.07 and Section 4.10, 4.11 and 4.12 and shall cease to be subject to the provisions of Section 6.01(c) with respect to Sections 4.03 through 4.07 and Section 4.10 and Section 6.01(f) with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

                    (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or
         (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due;

                    (2) if the Company has elected to be deemed Discharged from its obligations with respect to the Securities pursuant to option
         (a) above in this paragraph, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Closing Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                    (3) if the Credit Agreement is in effect, the Company shall have delivered to the Trustee any required consent of the Senior Agent or the Lenders to the transactions contemplated by this Section 8.01.

                    "Discharged" shall mean that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, upon the request of the Company and at the expense of the Company, shall execute proper instruments acknowledging the same).

                    SECTION 8.02. Survival of Issuers' Obligations. Notwithstanding the satisfaction and discharge of the Indenture under Section 8.01, the obligations of the Company and the Co-Obligor, as the case may be, in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08, 8.04 and 8.05,
however, shall survive until the Securities are no longer outstanding. Thereafter, the obligations of the Company and the Co-Obligor, as the case may be, in Sections 7.07, 8.04 and 8.05 shall survive.

                    SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

                    SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

                    The Company shall indemnify Trustee to the fullest extent permissible by law for Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.04.

                    SECTION 8.05. Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.


                                   ARTICLE IX

                          SUBORDINATION OF SECURITIES

                    SECTION 9.01. Securities Subordinated to Senior Debt. The Issuers, for themselves and their successors, and each Holder, by his acceptance of the Securities, agrees that the payment of the principal of and interest on the Securities by the Issuers is subordinated and subject in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of Senior Debt, whether outstanding upon the issuance of the Securities or thereafter incurred.

                    This Article will constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees under this Article and they and/or each of them may enforce its provisions.

                    SECTION 9.02. No Payment on Securities in Certain Circumstances. (a) No payment or distribution of cash, Property or securities of the Issuers will be made on account of principal of or interest on the Securities, or to defease or acquire any of the Securities, or on account of the redemption provisions of the Securities, (x) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all Senior Debt shall first be paid in full in cash, or such payment duly made in a manner satisfactory to the holders of such Senior Debt or (y) in the event that the Issuers default in the payment of any principal of, premium, if any, or interest on or any other amounts payable on or in connection with any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing or has ceased to exist; provided, however, that the Issuers may make such payment or distribution in respect of the Securities without regard to the foregoing if the Issuers and the Trustee receive written notice from the Senior Agent and any other Senior Representatives approving such payment.

                    (b) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to the Securities) with respect to any Designated Senior Debt, as such event of default is defined in the Credit Agreement and in any other instrument evidencing the Designated Senior Debt or under which it is outstanding, permitting the holders to accelerate its maturity (if the event of default is other than a default in payment of the principal of, premium, if any, or interest on or other amount due in connection with such Designated Senior Debt), upon written notice of the event of default given to the Issuers and the Trustee by the Senior Agent on behalf of the Lenders or by any Senior Representative for the holders of other Designated Senior Debt then outstanding, then, unless and until such event of default has been cured or waived in writing or has ceased to exist and no event of default exists under any other Designated Senior Debt or any such other event of default has also been waived in writing or has ceased to exist, no payment or distribution of cash, Property or securities of the Issuers will be made by the Issuers with respect to the principal of or interest on the Securities or to defease or acquire any of the Securities or on account of the redemption provisions of the Securities; provided that this paragraph (b) will not prevent the making of any payment for a period of more than 180 days after the date the written notice of the event of default is given unless the payment thereof would be prohibited by Section 9.02(a) hereof. If, upon the expiration of such 180-day period, the payment thereof would not be prohibited by Section 9.02(a) hereof, promptly after the end of such 180-day period, the Issuers will pay to the Trustee all sums not paid during such 180-day period because of this
Section 9.02(b). Only one such 180-day period during which payment of principal of or interest on the Securities may not be made pursuant to this subsection (b) may commence during any consecutive 360-day period.

                (c) The Issuers will give prompt written notice to the Trustee of any event of default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued, and in the event of any such event of default, will provide to the Trustee in the form of an Officers' Certificate the names and addresses of the holders of such Senior Debt, and the name and address of the Senior Agent or Senior Representative acting on their behalf. The Trustee will be entitled to rely conclusively on such Officers' Certificate without independent investigation unless it shall have received notice to the contrary from the Senior Agent on behalf of the Lenders or by the Senior Representative of the holders of such other Designated Senior Debt then outstanding. The Trustee shall not be deemed to have notice of any default under any Senior Debt until it receives written notice thereof from any holder of Senior Debt or from the issuer as set forth above.

                (d) If any payment or distribution of assets of the Issuers is received by the Trustee or any Holder or any paying agent at a time when that payment or distribution should not have been made because of
Section 9.02(a) or 9.02(b), such payment or distribution will be promptly paid over to the Senior Agent on behalf of the Lenders and to the respective Senior Representatives for the holders of all other Senior Debt for application to the payment of such Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt outstanding) until all such Senior Debt has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

                SECTION 9.03. Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization. Upon any distribution of assets of the Issuers upon any dissolution, winding up, liquidation or reorganization of the Issuers (whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding related to the Issuers or its property or upon an assignment for the benefit of creditors or otherwise):

                (a) the holders of all Senior Debt will first be entitled to receive payment in full in cash of the Senior Debt before the Holders are entitled to receive any payment or distribution of any kind or character on account of principal of or interest on the Securities;

                (b) any payment or distribution of assets of the Issuers of any kind or character, whether in cash, Property or securities, to which the Holders or the Trustees on behalf of the Holders would be entitled except for the provisions of this Article will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Debt or their respective Senior Agent or Senior Representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holder of such Senior Debt; and

                    (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Issuers of any kind or character, whether in cash, Property or securities is received by the Trustee or the Holders or any Paying Agent on account of principal of, premium, if any, or interest on the Securities before all Senior Debt is paid in full in cash, or effective provision made for its payment in cash, such payment or distribution will be received and held in trust for and will be promptly paid over to the holders of the Senior Debt which remains unpaid or to their respective Senior Agent or Senior Representative for application to the payment of such Senior Debt pro rata as to each of such holders on the basis of the respective amounts of Senior Debt which is held by then,) until all such Senior Debt has been paid in full in cash.

                    The Issuers will give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors.

                    SECTION 9.04. Holders of Securities to Be Subrogated to Rights of Holders of Senior Debt. Subject to the prior payment in full in cash of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets, cash, Property or securities of the Issuers applicable to the Senior Debt until all amounts owing on the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, (a) no such payments or distributions to the holders of the Senior Debt of any cash, Property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Issuers, their creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Issuers to or on account of the Senior Debt, and (b) no payment or distributions of cash, Property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provision of this Article which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Issuers to or for the account of the Securities. It is understood that the provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

                    SECTION 9.05. Obligations of the Issuers Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or will impair, as between the Issuers and the Holders of the Securities, the obligations of the Issuers, which are absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders of the Securities and creditors of the Issuers other than the holders of the Senior Debt, nor will anything herein or therein prevent the Trustee or any Holder of the Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, Property or securities of the Issuers received upon the exercise of any such remedy. So long as the provisions of this Article Nine have been brought to the attention of the court of competent jurisdiction, tribunal, trustee or other person making the payment or distribution, upon any distribution of assets of the Issuers referred to in this Article, the Trustee and the Holders of the Securities will be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the amounts distributed or to be distributed to them and all other facts pertinent to this Article.

                    SECTION 9.06. Trustee and Paying Agent Entitled to Assume Payments Not Prohibited in Absence of Notice. The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding any other provision of this Indenture, the Trustee and Paying Agent will not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent unless and until a Responsible Officer of the Trustee or the Paying Agent has received such a written notice thereof from the Issuers or from the Senior Agent or a Senior Representative for one or more holders of Senior Debt or from the Senior Agent or a Senior

Representative therefor and, prior to the receipt of any such written notice, the Trustee and Paying Agent will be entitled in all respects conclusively to assume that no such fact exists.

                    The Trustee will be entitled to rely on the delivery to it of a written notice by a person representing himself, herself, or itself to be a holder of Senior Debt for the Senior Agent or a Senior Representative for such holder).

                    Nothing contained in this Section 9.06 limits the respective rights of the holders of Designated Senior Debt and other Senior Debt to recover payments as contemplated by Section 9.02.

                    SECTION 9.07. Application by Trustee of Moneys Deposited with It. Any deposit of moneys by the Issuers with the Trustee or any Paying Agent for the payment of principal of or interest on the Securities, will be subject to the provisions of Sections 9.01, 9.02, 9.03 and 9.04 except that, prior to the receipt of the notice provided for in Section 9.06, the Trustee will be entitled to assume that no such facts exist; provided, however, that if on a date not less than two Business Days prior to the date on which by the terms of this Indenture any such moneys may become payable for any purpose (including, without limitation, the payment of either principal of or interest on the Securities) the Trustee or such Paying Agent has not received with respect to such moneys the notice provided for in Section 9.06, then the Trustee or such Paying Agent will have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary which may be received by it after such date. Nothing herein will be construed to relieve any Holders from duties imposed upon them under Section 9.03(c) with respect to moneys received in violation of the provisions of this Article.

                    SECTION 9.08. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Debt. No right of the Senior Agent, any Senior Representative or any present or future holders of any Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by the Senior Agent, any Senior Representative or any such holder, or by any noncompliance by the Issuers with the terms of this Indenture, regardless of any knowledge thereof which the Senior Agent, any Senior Representative or any such holder may have or otherwise be charged with. Without limiting the generality of the foregoing, the Senior Agent, any Senior

Representative or the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provisions in this Article Nine or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or the Credit Agreement or any other document, instrument or agreement evidencing Senior Debt or under which Senior Debt is outstanding, (2) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Debt, (3) release any Person liable in any manner for the collection or payment of Senior Debt, (4) exercise or refrain from exercising or waive any rights against the Issuers, any of its Subsidiaries and any other Person, and (5) otherwise deal freely with the Issuers, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders of the Securities. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Debt will be effective against the holders of the Senior Debt who have not consented thereto.

                    SECTION 9.09. Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of Securities by his acceptance of them authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuers (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuers or the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, then the Senior Agent and the Senior Representatives for the holders of Senior Debt shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of Securities.

                    SECTION 9.10. Right of Trustee and Paying Agent to Hold Senior Debt. Subject to the provisions of TIA Section 310(b) and 311, the Trustee and the Paying Agent will be entitled to all of the rights set forth in this Article in respect of any Senior Debt at any time held by either of them to the same extent as any other holder of Senior Debt, and nothing in this Indenture will be construed to deprive the Trustee or the paying agent of any of its rights as such holder.

                    SECTION 9.11. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

                    SECTION 9.12. No Fiduciary Duty Created to Holders of Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied obligations or covenants with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to holders of Senior Debt.

                    SECTION 9.13. Trustee's Compensation Not Prejudiced. Nothing in this Article will apply to amounts due to the Trustee pursuant to other sections in the Indenture.

                    SECTION 9.14. Representative of Senior Debt. Any notices to be given or payments to be made to any holders of Senior Debt pursuant to this Indenture may be made or given to the Senior Agent and to any other Senior Representatives.


                                   ARTICLE X

                           SUPPLEMENTAL INDENTURES

                    SECTION 10.01. Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA) for one or more of the following purposes:

                    (a) to the extent not prohibited by the terms of the Credit Agreement or any other agreement, document or instrument evidencing or governing Senior Debt, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

                    (b) to evidence the succession of another corporation or partnership to the Company or successive successions, and the assumption by the successor corporation or partnership of the covenants, agreements and obligations of the Company pursuant to Article Five;

                    (c) to the extent not prohibited by the terms of the Credit Agreement or any other agreement, document or instrument evidencing or governing Senior Debt, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company's Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

                    (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Company's Board of Directors deems necessary or desirable and which shall not adversely affect the interests of the holders of the Securities;

                    (e) to provide for the issuance under this Indenture of uncertificated Securities in addition to or in place of certificated Securities, and to make all appropriate changes for such purpose; and

                    (f)  to comply with the provisions of the TIA.

                    The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                    Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 10.02.

                    SECTION 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA) for the purpose of adding any provisions to or chancing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall, without the consent of the Holders of all Securities then outstanding (a) extend the final maturity of any Security, or reduce the principal amount thereof (including the amount payable upon redemption), reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any holder of Securities to institute suit for the payment of any Securities or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture.

                    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any indenture supplemental hereto. If a record date is fixed, then those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental Indenture or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                    Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture and receipt of the consent of the Holders as set forth above, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                    It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                    Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                    SECTION 10.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuers and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                    SECTION 10.04. Documents to Be Given to Trustee. In connection with the execution and delivery of any supplemental indenture pursuant to this Article Ten, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel and subject to the provisions of Sections
7.01 and 7.02, may rely thereon as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. The Opinion of Counsel delivered pursuant to this Section 10.04 shall include a statement that the execution, delivery and performance of such supplemental indenture by the Company will not result in a breach or violation of, or constitute a default under this Indenture or the Credit Agreement, which breach, violation or default could have a material adverse effect on the business or financial condition of the Company and its Subsidiaries in the aggregate.

                    SECTION 10.05. Notation on Securities in Respect of Supplemental Indenture. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuers, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.


                                   ARTICLE XI

                                 MISCELLANEOUS

                    SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                    SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

                    (a)  if to OrNda HealthCorp or Summit Health Ltd.:

                          3401 West End Avenue
                          Suite 700
                          Nashville, Tennessee 37203
                          Attention:  General Counsel; and

                    (b)  if to the Trustee:

                          NationsBank of Tennessee, N.A.
                          One National Plaza
                          Nashville, Tennessee  37239
                          Attention:  Corporate Trust Department

in each case with a copy to the Senior Agent and any Senior Representative.

                    The Issuers shall promptly notify the Holders and the Trustee of the identity and address of the Senior Agent and any Senior Representative.

                    The Issuers, the Senior Agent, any Senior Representative or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                    Any notice or communication mailed to a Securityholder shall be mailed by first class mail to such Securityholder at the address which appears on the registration books of the Registrar and shall be sufficiently given to such Securityholder if so mailed within the time prescribed.

                    Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If an Issuer mails a notice or communication to Securityholders, it shall mail a copy of such notice to the Trustee and each Agent at the same time. All other notices or communications shall be in writing.

                    SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate in accordance with TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                    SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                    SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 4.09(b)) shall include:

                    (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                    SECTION 11.06. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by an Issuer or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

                    SECTION 11.07. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or at a meeting of, Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

                    SECTION 11.08. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

                    SECTION 11.09. GOVERNING LAW. THIS INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CHOICE OF LAW RULES) OF SAID STATE.

                    SECTION 11.10.  No Adverse Interpretation of Other
Agreements.   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                    SECTION 11.11. No Recourse Against Others. Liabilities of directors, officers, employees, stockholders and limited partners, as such, of the Issuers or the Trustee is waived and released as provided in paragraph 17 of the Securities.

                    SECTION 11.12. Successors. All agreements of the Issuers in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                    SECTION 11.13. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                    SECTION 11.14. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES


                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed in their respective corporate names as of the __th day of ________, 1994.

                                              ORNDA HEALTHCORP,
                                              a Delaware corporation


[CORPORATE SEAL]
                                              By:___________________________
                                                 Name:
Attest:                                          Title:


By:____________________________________



                                              SUMMIT HEALTH LTD.
                                              a California corporation


[CORPORATE SEAL]                              By:___________________________
                                                 Name:
                                                 Title:
Attest:


By:____________________________________



                                              NATIONSBANK OF TENNESSEE, N.A., as
Trustee


[CORPORATE SEAL]                              By:___________________________
                                                 Name:
                                                 Title:
Attest:


By:____________________________________

                                                                       EXHIBIT A

                               [FACE OF SECURITY]

        No.                                                          $

                                ORNDA HEALTHCORP
                                      and
                               SUMMIT HEALTH LTD.

____ % Senior Subordinated Note Due 2004.  OrNda HealthCorp and Summit Health
     Ltd., as joint and several obligors, promise to pay to

or registered assigns

the principal sum of ____________ Dollars on

              Interest Payment Dates:  ______ and ______
              Record Dates:  ______ and _______

                                            OrNda HealthCorp,
                                             a Delaware corporation


[CORPORATE SEAL]                            By:_______________________________


                                            By:________________________________


                                            Summit Health Ltd.,
                                             a California corporation


[CORPORATE SEAL]                            By:________________________________

                                            By:________________________________

DATED:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described
in the Indenture referred to herein:

NationsBank of Tennessee, N.A.,
  as Trustee


By:_______________________________________
   Authorized Officer

                            (REVERSE OF SECURITY)

                               ORNDA HEALTHCORP
                                     and
                              SUMMIT HEALTH LTD.
                        as Joint and Several Obligors

                  ______% SENIOR SUBORDINATED NOTE DUE 2004

              1. Interest. OrNda HealthCorp (the "Company") and Summit Health Ltd., a wholly owned subsidiary of the Company (the "Co-Obligor" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers will pay interest semi-annually on _________ and _________ of each year, commencing _________, 1994. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the __________ or _________ next preceding the interest payment date. Principal and interest will be payable and transfer of the Notes will be registrable at the office of the Trustee's designated affiliate in New York, New York, or at other agencies maintained for that purpose. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers may, however, pay principal and interest by check payable in such money. They may mail an interest check to a holder's registered address.

              3. Paying Agent and Registrar. Initially, NationsBank of Tennessee, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any of its subsidiaries may act as Registrar or, except in certain circumstances set forth in the Indenture, Paying Agent.

              4. Indenture. The Issuers issued the Notes under an Indenture dated as of __________, 1994 (the "Indenture") between the Issuers and the Trustee which provides for the issuance of the Notes provided that the aggregate principal amount of the Notes outstanding at any time may not exceed $100,000,000, except as otherwise provided in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of them. The Notes are general joint and several unsecured obligations of the Issuers, subordinate in right of payment to Senior Debt as set forth in the Indenture.

              Capitalized terms contained in this Note to the extent not defined herein shall have the meanings assigned to them in the Indenture. As used herein, Notes and Noteholders means Securities and Securityholders, respectively, each as defined in the indenture.

              5. Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice mailed by first class mail to a Holder's last address as shall appear upon the register, at the following prices (expressed as percentages of principal amount), plus interest accrued to the redemption date, if redeemed during the 12-month period beginning _________ of the years indicated below; provided, however, that the Notes will not be redeemable prior to _________, 1999:

                   Year                               Percentage





                 6. Selection and Notice of Redemption. If less than all the Notes are to be redeemed, the Trustee shall select, by lot or pro rata, or as otherwise directed by the Company in a manner which is appropriate and fair, the Notes or portions thereof to be redeemed. Notes in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

                 7. Change of Control. If a Change of Control occurs, each Holder has a right to require the Company to repurchase such Holder's Notes at a redemption price of 100% plus accrued and unpaid interest.

                 8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture.

The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed, or need not transfer or exchange any Note after it is called for redemption, other than that portion not called for redemption.

                 9. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

                 10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

                 11. Defeasance. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

                 12. Supplemental Indentures. The Indenture may be amended, or supplemented or modified in certain cases without the consent of Holders and in general with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, provided that no such modification, amendment or supplemental indenture shall, without the consent of Holders of all Notes then outstanding, (a) extend the final maturity of any Note, or reduce the principal amount thereof (including the amount payable upon redemption), reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any Holder of Notes to institute suit for the payment of any of the Notes or (b) reduce the aforesaid percentage of Notes, the consent of Holders of which is required for any such supplemental indenture.

                 13. Restrictive Covenants. The Indenture contains certain restrictive covenants that are applicable to the Company.

                 14. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture pursuant to the terms of the Indenture, the predecessor will be released from those obligations.

                 15.      Defaults and Remedies.  An Event of Default is:

                 (i)      (a)     any failure to pay an installment of interest
on the Notes as and when the same becomes due and payable, and the continuance of such failure for 30 days; (b) failure to pay all or any part of the principal on the Notes when and as the same shall become due and payable at maturity, redemption, by declaration or otherwise; (c) failure by the Company duly to, observe or perform any covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 60 days after written notice specifying such failure and demanding that the Company remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 40% in aggregate principal amount of Notes then outstanding; (d) certain events of bankruptcy, insolvency or reorganization in respect of an Issuer or any of its Material Subsidiaries; (e) any acceleration of the maturity of Debt of the Company or any of its Material Subsidiaries or a failure to pay any such Debt at its stated maturity, or (upon demand for payment) under any guarantee of payment by the Company or any of its Subsidiaries of any Debt, whether such Debt or guarantee existed at the Closing Date or was thereafter created, aggregating at least $25,000,000, provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay; and (f) final judgments not covered by insurance aggregating in excess of $10,000,000 rendered against the Company or any of its Subsidiaries and not stayed or discharged within 60 days after such judgments become final and nonappealable. The Indenture provides that if a default (the term "default" for purposes of this provision being defined as any event or condition which is, or with notice or lapse of time or both would be, an Event of Default) occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders of Notes notice of such default, provided that, except in the case of a default in payment of principal or interest in respect of such Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of Notes.

                 If an Event of Default shall occur and be continuing (other than an Event of Default described in clause (d) of the preceding paragraph relating to an Issuer); unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders of Notes)

(the "Acceleration Notice"), may declare the principal of all Notes and the interest accrued thereon to be due and payable (i) immediately if no Designated Senior Debt is outstanding or (ii) if any Designated Senior Debt is outstanding, upon the earlier of (x) 10 days after such Acceleration Notice is received by the Senior Agent and each Senior Representative with respect to Designated Senior Debt at their last addresses specified pursuant to the Indenture or (y) the acceleration of such Designated Senior Debt, and upon any such declaration the same shall become due and payable on the date specified in the foregoing clause (i) or (ii), as applicable; provided, that (i) prior to the expiration of such period, such acceleration shall be automatically rescinded and annulled without further action required on the part of the Holders in the event that any default specified in the Acceleration Notice under the Notes shall have been cured, waived or otherwise remedied and (ii) at any time before the entry of a judgment or decree or the payment of moneys due under the Indenture, the Holders of a majority in aggregate principal amount of the Notes may waive all defaults except (a) a default in the payment of principal or interest on the Notes or (b) in respect of a covenant or provisions hereof which cannot be modified or, amended without the consent of each Holder of the Notes affected. If an Event of Default specified in clause
(d) above relating to an Issuer occurs, the principal of and accrued interest on all outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

                 Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders of Notes any past default, or Event of Default, except a default in the payment of principal of or interest on any Notes or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order of direction of any of the Holders of Notes unless such Holders of Notes have offered to the Trustee reasonable security or indemnity. Subject to all the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

                 The Company is required to furnish the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate to the effect that such officers have conducted, or supervised, a review of the activities of the Company and its Subsidiaries and of performance under the Indenture and that, to the best of such officers' knowledge, based on their review, the Issuers have fulfilled all their obligations under the Indenture, or, if there has been a default, specifying each default known to them, its nature and its status.

                 16. Trustee Dealings with Issuers. Subject to the provisions of the TIA, NationsBank of Tennessee, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company, the Co-Obligor or their Affiliates, and may otherwise deal with the Company, the Co-Obligor or their Affiliates, as if it were not Trustee.

                 17. No Recourse Against Others. A director, officer, employee, stockholder or limited or general partner, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                 18. Authentication. This Note shall not be valid until the Trustee or its agents sign the certificate of authentication on the other side of this Note.

                 19. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:
OrNda HealthCorp, 3401 West End Avenue, Suite 700, Nashville, Tennessee 37203,
Attn: Vice President, Finance.

                      OPTION OF HOLDER TO ELECT PURCHASE


                 If you wish to have this Security purchased by the Company
pursuant to Section 4.10 of the Indenture, check this Box:   [  ]

                 If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount:


                                                   $____________________


Date:  ________________   Your Signature:____________________

(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:  _____________________________

                                ASSIGNMENT FORM


If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
              (Insert assignee's social security or tax ID number)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint


- -------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:  _______________    Your Signature:_____________________
                                         (Sign exactly as your
                                          name appears on the
                                          other side of this Note)




Signature Guarantee:  _____________________________